EXHIBIT 10.13
                                                                   -------------

                               ADVISORY AGREEMENT


     This Advisory Agreement dated as of this 26th day of March, 2006 (the "Effective Date") by and between Saddle River Associates, Inc with its principal address at_400 Rella Boulevard, Suite 174, Montebello, New York 10901 ("Advisor") and Empire Gold Corp., a Nevada corporation, having a place of business 410 Park Avenue, 15th Floor, New York NY 10022 ("Client").

     WHEREAS, Advisor has experience in advising corporations with respect to various business matters;

     WHEREAS, Client desires to retain Advisor to provide the services described herein to Client.

     NOW THEREFORE, in consideration of the mutual premises and for other good and valuable consideration and intending to be legally bound, the parties hereby agree as follows:

     1. Client hereby retains Advisor to render advice to Client relating to locating and evaluating (a) financing alternatives, (b) corporate structuring and (c) other business issues and planning with which Client may request the advice of Advisor from time to time in writing.

     2. Advisor hereby accepts the retention by Client pursuant to the terms of this Agreement.

     3. Time, Place and Manner of Performance The services rendered by the Advisor hereunder shall consist of consultations with management of the Client which consultations management may from time to time require during the term of this Agreement, provided that the Advisor shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of the Advisor's advice is not readily quantifiable, and that the Advisor shall be obligated to render advice upon the request of the Client, in good faith, but shall not be obligated to spend any specific amount of time so doing. Therefore the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Advisor is to be determined in the sole discretion of the Advisor. The Advisor shall not be obligated to provide the Company with written reports.

     4. Term. Subject to early termination for breach, this Agreement shall commence on the Effective Date and terminate on the one (1) year


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          anniversary thereof (the "Term"). The Term shall automatically be extended from year to year unless terminated by a party upon ninety
          (90) days prior written notice to the non-terminating party.

     5 Fees. Advisor's fee shall be $ 180,000.00 per annum payable by Client in installments of $15,000.00 per month ("Installments") by certified check or wire transfer.

     6. Costs and Expenses. The Client shall reimburse Advisor in a timely manner for all out of pocket costs related to the services to be provided as described herein, provided however, that Advisor shall not incur any expense in excess of $ 3,000.00 without Client's prior written approval.

     7. Nonexclusivity of this Agreement. The Client expressly understands and agrees that the Advisor shall not be prevented or barred from rendering services of the same nature as, or a similar nature to, those described herein, or of any nature whatsoever, for or on behalf of any person, firm, corporation or entity other than the Client. The Advisor understands and agrees that the Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

     8. Additional Transactions. In the event the Advisor originates any transaction for the benefit of the Client including a line of credit, a merger, acquisition or financing, a joint venture partner the Client and the Advisor will mutually agree on a satisfactory fee and the terms of payment of such fee

     9. Reliance. In performing its services, Advisor shall rely on all data, material and other information furnished to Advisor by Client. Client acknowledges and agrees that Advisor, in performing its services to Client under this Agreement, may rely upon such information without independently verifying its accuracy, completeness or veracity.

     10. Disclaimer of Responsibility for Acts of the Client. The obligations of the Advisor described in this Agreement consist solely of the furnishing of information and advice to the Client. In no event shall the Advisor be required by this Agreement to act as the agent of the Client or otherwise to represent or make decisions for the Client. All final decisions with respect to acts of the Client, its subsidiaries or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by the Advisor hereunder, shall be those of the Client or such subsidiaries or affiliates and the Advisor shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such decisions. Since the Advisor will be acting on behalf of the Client in connection with its engagement hereunder, the Client and the Advisor have entered into







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          a separate indemnification agreement substantially in the form attached hereto as Exhibit A and dated the date hereof, providing for the indemnification of the Advisor by the Client. The Advisor has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

          Indemnification. Each of the parties hereto (the "Indemnifying Party") hereby agrees that it will indemnify and hold harmless the other party and such other party's directors, officers, shareholders, employees or representatives (the "Indemnified Party") from and against any and all loss, claim, damage, liability, cost or expense whatsoever, including legal fees and expenses arising out of or based upon: (i) a breach of this Agreement by the Indemnifying Party, or (ii) any violation of law by the Indemnifying Party. Notwithstanding the foregoing provisions of this paragraph, any amount included or paid by the Indemnifying Party that has been determined by a court of competent jurisdiction to have been the direct result of the gross negligence, bad faith or willful malfeasance of Indemnified Party or any of its direct employees will be reimbursed by the Indemnified Party to the Indemnifying Party immediately. Promptly after receipt of notice by the Indemnified Party of the commencement of any claim or action made against the Indemnified Party in which Indemnified Party or any of its employees have been named, the Indemnified Party shall notify the Indemnifying Party and the Indemnifying Party shall assume the defense thereof with counsel reasonably satisfactory to Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the exclusive right, if it shall reasonably conclude that there may be one or more defenses available to it that are different or additional to those available to and employed by the Indemnifying Party, to appoint such other and separate legal counsel as Indemnified Party deems appropriate, and the Indemnifying Party shall pay such reasonable legal costs and expenses; provided that the Indemnifying Party shall not be responsible for the payment of the costs and expenses of more than one separate counsel.

          The Indemnifying Party further agrees that it will not, without prior written notice, consent to settle, compromise or agree to the entry of any judgment, unless such settlement, compromise or agreement includes an unconditional, irrevocable release of Indemnified Party and each director, officer, shareholder, employee or representative, from and against any and all liability arising out of said legal action.


          This provision shall survive the termination of this Agreement.

     11. Confidentiality. The Advisor will not disclose to any other person, firm, or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Client which is acquired by the Advisor in the course of performing services hereunder. (A trade secret is information not generally known to the trade which gives the Client an advantage over its competitors. Trade secrets can include, by way of example, products or services under development,



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            production methods and processes, sources of supply, customer lists and marketing plans.) Any information, which (i) at or prior to the time of disclosure by the Client to the Advisor was generally available to the public through no breach of this Agreement, (ii) was available to the public on a nonconfidential basis prior to its disclosure by the Client to the Advisor or (iii) was made available to the public from a third party provided that such party did not obtain or disseminate such information in breach of any legal obligation of the Advisor shall not be deemed confidential information of the Client for purposes hereof

     12. Entire Agreement and Governing Law. This Agreement represents the entire agreement of the parties and may not be amended or modified except in writing, and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and when together shall be one and the same document.

     14. Survival. Paragraphs 10, 11 and 12 shall survive termination of this Agreement.

     IN WITNESS WHEREOF, an authorized representative of each of the parties have executed this Advisory Agreement as of the Effective Date.

                                   Advisor:

                                   Saddle River Associates, Inc.



                                   By /s/
                                      ------------------------------------------
                                      Name:
                                      Title:  Pres.


                                   Empire Gold Corp.



                                   By: /s/ Pini Althaus
                                      ------------------------------------------
                                      Name: Pini Althaus
                                      Title: President & CEO




















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